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                                                                   EXHIBIT 12(b)

I, James Ross, President and Principal Executive Officer, and I, Gary L. French, Treasurer and Principal Financial Officer, of streetTRACKS(R) Index Shares Funds (the "Trust") each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.



By:      /s/ James Ross
         -----------------------------------------
         James Ross
         President and Principal Executive Officer


Date:    November 20, 2006



By:      /s/ Gary L. French
         -----------------------------------------
         Gary L. French
         President and Principal Financial Officer


Date:    November 20, 2006